Exhibit 99.3

FOR IMMEDIATE RELEASE

(All amounts in Canadian dollars)

Tim Hortons Inc. amends Normal Course Issuer Bid

to repurchase up to 10% of its common shares

OAKVILLE, ONTARIO, (August 8th, 2013): Tim Hortons Inc. (TSX: THI, NYSE: THI) today announced that it has obtained regulatory approval from the Toronto Stock Exchange (“TSX”) to amend its Normal Course Issuer Bid (“NCIB”) to remove the former maximum dollar cap of $250 million. As a result, under our amended NCIB, as approved by the Company’s Board of Directors and subject to the execution of an amended broker agreement, we will be entitled to purchase up to 10% of our “public float” as at February 14, 2013 (the reference date for our original NCIB), being 15,239,531 common shares.

The Company’s common shares under the amended bid will be purchased under the program through a combination of a 10b5-1 automatic trading plan as well as at management’s discretion in compliance with regulatory requirements, and given market, cost and other considerations.

Repurchases will be made through the facilities of the TSX (and/or other Canadian marketplaces), the New York Stock Exchange (“NYSE”), or by such other means as may be permitted by the TSX and/or the NYSE, and under applicable laws, including private agreements permitted under issuer bid exemption orders issued by a securities regulatory authority in Canada. Purchases made by way of private agreements under an issuer bid exemption order issued by a securities regulatory authority will be at a discount to the prevailing market price, as provided in the exemption order.

There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares purchased. Tim Hortons may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will be cancelled.

The maximum number of shares that may be purchased during any trading day may not exceed 25% of the average daily trading volume on the TSX (as defined in Section 628 of the TSX Company Manual) for a daily total of 122,790 common shares. This limit, for which there are permitted exceptions, is determined in accordance with regulatory requirements.

From February 26, 2013 until July 31, 2013, approximately 2.4 million shares have been purchased under the NCIB at an average price of $55.01 per share, for a total of approximately $132.1 million.

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Safe Harbor Statement

Certain information in this news release, particularly information regarding future economic performance, finances, and plans, expectations and objectives of management, and other information, constitutes forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2012 Annual Report on Form 10-K filed February 21st, 2013, and our Quarterly Report on Form 10-Q to be filed on August 8th, 2013 with the U.S. Securities and Exchange Commission and Canadian Securities Administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as to management’s expectations as of the date hereof.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of an adverse event or condition that damages our strong brand position and reputation; the absence of a material increase in competition or in volume or type of competitive activity within the quick service restaurant segment of the food service industry; ability to obtain financing on favorable terms; ability to maintain investment grade credit ratings; prospects and execution risks concerning the U.S. market strategy; general worldwide economic conditions; cost and availability of commodities; the ability to retain our senior management team or the inability to attract and retain new qualified personnel; continuing positive working relationships with the majority of the Company’s restaurant owners; the absence of any material adverse effects arising as a result of litigation; and there being no significant change in the Company’s ability to comply with current or future regulatory requirements.

We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is one of the largest publicly-traded restaurant chains in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, espresso-based hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepare foods and other food products. As of June 30th, 2013, Tim Hortons had 4,304 systemwide restaurants, including 3,468 in Canada, 807 in the United States and 29 in the Gulf Cooperation Council. More information about the Company is available at www.timhortons.com.

For Further information:

Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com